Exhibit 1.1
Execution Copy
HEALTHSPRING, INC.
(a Delaware corporation)
7,500,000 Shares of Common Stock
UNDERWRITING AGREEMENT
Dated: March 24, 2011

HEALTHSPRING, INC.
(a Delaware corporation)
7,500,000 Shares of Common Stock
UNDERWRITING AGREEMENT
March 24, 2011
Goldman, Sachs & Co.,
As representative of the several Underwriters
named in Schedule A-1 hereto (the “Representative”),
Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Ladies and Gentlemen:
          HealthSpring, Inc., a Delaware corporation (the “Company”), confirms its agreement with the Underwriters named in Schedule A-1 hereto ( the “Underwriter”), with respect to the sale by the Company and the purchase by the Underwriters, of an aggregate of 7,500,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to an aggregate of 1,125,000 additional shares (the “Optional Shares”) of Common Stock, par value $0.01 per share, of the Company (“Common Stock”). The Firm Shares and the Optional Shares that the Underwriter elects to purchase pursuant to Section 2 hereof are herein called the “Securities.”
          The Underwriters shall initially purchase an aggregate of 3,050,000 Firm Shares from the Company (such Firm Shares being referred to herein as the “Initial Securities”) and, subject to Section 2(d) hereof, the Underwriters shall purchase the remaining 4,450,000 Firm Shares (such additional Firm Shares, being referred to herein as the “Additional Securities”), in each case subject to the terms and conditions set forth herein.
          The Company understands that the Underwriters propose to make public offerings of the Securities as soon as the Underwriters deems it is advisable after this Agreement has been executed and delivered.
          The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-173044), including the related preliminary prospectus or prospectuses, covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the Registration Statement without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus, if any, used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Within the time period required by Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”) after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to be the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
          As used in this Agreement:
          “Applicable Time” means 5:00 P.M., New York City time, on March 24, 2011, or such other time as agreed by the Company and the Representative.
          “General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the prospectus (including any documents incorporated therein by reference) that is included in the Registration Statement as of the Applicable Time and the information included on Schedule B-1 hereto, all considered together.
          “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
          “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.

          “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
          All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, the preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.
SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriters as of the date hereof, the Applicable Time and each Time of Delivery (as defined below), and agrees with the Underwriters, as follows:
          (i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.
          Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto), at the time it was filed, and the Prospectus complied in all material respects with the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering was and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).
          (ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at each Time of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at each Time of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the seventh and eighth paragraphs under the heading “Underwriters,” in each case in the Prospectus (collectively, the “Underwriter Information”).
          (iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
          (iv) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

          (v) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.
          (vi) No Material Adverse Change in Business. The Company and its subsidiaries, when taken as a whole, have not sustained since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package or the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package or the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, properties, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus.
          (vii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          (viii) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be in good standing or so qualified would not, individually or in the aggregate, have a Material Adverse Effect.
          (ix) Good Standing of Subsidiaries. Each subsidiary of the Company listed on Exhibit 21.1 to the Company’s Form 10-K filed for the fiscal year ended December 31, 2010 has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or formation, with power (corporate and other) and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation or other entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be in good standing or so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Company has no material subsidiaries other than the subsidiaries listed on Exhibit 21.1 to the Company’s Form 10-K filed for the fiscal year ended December 31, 2010.
          (x) Capitalization. The Company has an authorized capitalization as set forth in the General Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non assessable and conform to the description of the Stock contained in the General Disclosure Package and the Prospectus; all of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non assessable and (except (i) for directors’ qualifying shares, (ii) pursuant to the Company’s senior credit facility and (iii) as otherwise set forth in the General Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as set forth in the General Disclosure Package and the Prospectus.
          (xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
          (xii) Authorization. The Securities to be purchased by the Underwriters from the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non assessable, will conform to the description of the Stock contained in the General Disclosure Package and the

Prospectus and will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights of any securityholder of the Company.
          (xiii) Absence of Violations, Defaults and Conflicts. The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions contemplated herein and in the General Disclosure Package and the Prospectus (including the use of proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect; nor will such action result in any violation of the provisions of (a) the Certificate of Incorporation or By laws of the Company or (b) any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or (c) any law or statute, except in the case of clause (b) and (c), for such violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries is (a) in violation of its Certificate of Incorporation or By-laws or other organizational or governing documents, (b) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (c) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clause (b) or (c), for such violations, defaults or failures that would not, individually or in the aggregate, have a Material Adverse Effect.
          (xiv) Registration Rights. Other than those rights that have been disclosed in the General Disclosure Package and the Prospectus and have been waived or have not been exercised, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
          (xv) Description of Securities. The statements set forth in the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Certain United States Tax Consequences to Non-United States Holders”, and under the caption “Underwriting”, insofar as such statements purport to describe the provisions of the laws, agreements and documents referred to therein, are accurate descriptions or summaries in all material respects.
          (xvi) Absence of Proceedings. Except as disclosed in the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or materially interfere with the consummation of the transactions contemplated by this Agreement; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
          (xvii) Investment Company Act. The Company is not and, after giving effect to the issuance and sale of the Shares and the application of proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (xviii) Independent Registered Public Accounting Firm. KPMG LLP, who have certified the financial statements and supporting schedules included in the Registration Statement are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board.
          (xix) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries in all material respects; the Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements of the Company in conformity with generally accepted accounting principles and to maintain accountability for assets of the Company, (iii) access to assets of the Company is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, and other than with respect to Bravo Health, Inc. and its direct and indirect subsidiaries, for which the Company is not required to make the assessment required by Section 404 of the Sarbanes-Oxley Act Of 2002, since the end of the Company’s most recent audited fiscal year (a) the Company has not been advised of (1) any material weaknesses in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries, other than with respect to Bravo Health, Inc. and its direct and indirect subsidiaries, for which the Company is not required to make the assessment required by Section 404 of the Sarbanes-Oxley Act Of 2002, maintain a system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
          (xx) Loans to Directors, Officers and Employees. Since October 11, 2005, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on October 11, 2005.
          (xxi) Insurance. The Company and its subsidiaries, taken as a whole, carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance owned by the Company or any of its subsidiaries are, to the best of the Company’s knowledge, in full force and effect in all material respects; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance. None of the Company or any of its subsidiaries insures risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than in connection with the Company’s insurance business activities or as described in the General Disclosure Package and the Prospectus.
          (xxii) Possession of Intellectual Property. The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.
          (xxiii) Accuracy of Exhibits. There are no contracts or other documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

          (xxiv) Absence of Labor Dispute. No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would individually or in the aggregate have a Material Adverse Effect.
          (xxv) Employee Benefit Plans. Except as would not, individually or in the aggregate, have a Material Adverse Effect (i) the Company and each of its subsidiaries are in compliance in all respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; (iii) the Company and its subsidiaries have not incurred and do not expect to incur liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); (iv) each “pension plan” for which the Company and its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (v) the Company and each of its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).
          (xxvi) Payment of Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof (except where the failure to file such returns would not, individually or in the aggregate, have a Material Adverse Effect), subject to permitted extensions, and have paid all taxes due thereon, other than those being contested in good faith and by appropriate proceedings for which reserves have been established on the books and records of the Company and its subsidiaries in accordance with generally accepted accounting principles in the United States; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiency that has had or would have, individually or in the aggregate, a Material Adverse Effect.
          (xxvii) Issuance of Securities. Since the end of the Company’s most recent audited fiscal year through the date hereof, and except as set forth in the General Disclosure Package or the Prospectus, neither the Company nor any of its subsidiaries has (i) issued or granted any securities (other than pursuant to exercises of options or restricted securities granted or purchased pursuant to the Company’s employee benefit plans described in the General Disclosure Package or the Prospectus), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.
          (xxviii) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, or to the best knowledge of the Company and its subsidiaries, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.
          (xxix) Environmental Laws. (A) the Company and each of its subsidiaries are in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) the Company and each of its subsidiaries have made all filings and provided all notices required under any applicable Environmental Law, and have and are in compliance with all permits required under any applicable Environmental Laws and each of them is in full force and effect and (C) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of its subsidiaries, except in the case of clauses (A), (B) and (C) as would not, individually or in the aggregate, have a Material Adverse Effect; there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries under any Environmental Law; neither the Company nor any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law; and no property or facility of the Company or any of its subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or, to the knowledge of the Company, on any comparable list maintained by any state or local governmental authority. For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution, hazardous or toxic substances, wastes or contaminants or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.
          (xxx) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.
          (xxxi) Compliance with Insurance Regulations. The Company and its subsidiaries have made all required filings under applicable insurance holding company statutes, and have received approvals of acquisition of control and/or affiliate transactions, in each jurisdiction in which such filings or approvals are required, except where the failure to have made such filings or receive such approvals in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and its subsidiaries: (A) holds such permits, licenses, consents, exemptions, franchises, authorizations and other approvals from insurance departments and other governmental or regulatory authorities (each, an “Authorization”) (including, without limitation, insurance licenses from the insurance regulatory agencies of the various states or other jurisdictions where it conducts business (the “Insurance Licenses”)), and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, as are necessary to own, lease, license and operate its respective properties and to conduct its business in the manner described in the General Disclosure Package or the Prospectus, except where the failure to have any Authorization or Insurance License or to make any such filing or notice would not, individually or in the aggregate, have a Material Adverse Effect, and (B) has fulfilled and performed all obligations necessary to maintain such Authorizations and Insurance Licenses, except where the failure to perform such obligations would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect (A) each such Authorization and Insurance License is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and (B) no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body, the execution, delivery and performance of this Agreement by the Company, the sale and delivery of the Stock and the compliance by the Company with all of the provisions hereof and the consummation by the Company and its subsidiaries of the transactions contemplated in this Agreement) which allows or, after notice or lapse of time of both, would allow, revocation, suspension or termination of any such Authorization or Insurance License or results or, after notice or lapse of time or both, would result in any impairment of the rights of the holder of any such Authorization or Insurance License. Except as disclosed in the General Disclosure Package or the Prospectus, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Company subsidiary to its respective parent which would, individually or in the aggregate, have a Material Adverse Effect.
          (xxxii) Statutory Financial Statements. The statutory financial statements of the subsidiaries of the Company that are insurance companies (the “Insurance Subsidiaries”), from which certain ratios and other statistical data filed as a part of the Registration Statement or included in the General Disclosure Package or the Prospectus have been derived: (A) have for each relevant period been prepared in conformity, in all material respects, with statutory accounting practices required or permitted by the National Association of Insurance Commissioners and by the insurance laws of their respective states of domicile, and the rules and regulations promulgated thereunder, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto; and (B) present fairly in all material respects the statutory financial position of the Insurance Subsidiaries as at the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.
          (xxxiii) Reinsurance Arrangements. Neither the Company nor any of its Insurance Subsidiaries has received any notice from any of the other parties to any of its reinsurance treaties, contracts, agreements or arrangements that such other party intends not to perform its obligations thereunder and none of them has any reason to believe that any of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform its obligations thereunder, except to the extent that such nonperformance would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries has entered into any “finite risk” insurance transaction or any other retroactive loss financing arrangement.
          (xxxiv) Absence of Brokers’ Commissions Investigation. The Company has not received notice of any investigation relating to brokers’ commissions by any insurance regulatory agency of any State.
          (xxxv) Statistical, Industry-Related and Market-Related Data. The statistical and market and industry-related data included in the Registration Statement, General Disclosure Package or the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.
          (xxxvi) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
          (xxxvii) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (xxxviii) Lending Relationship. Except as disclosed in the General Disclosure Package or the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not currently intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of the Underwriters.
     (b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Securities.
          (i) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, at a purchase price per share of $35.00, the Initial Securities set forth opposite the name of each such Underwriter on Schedule A-2 hereto.
          (ii) Additional Securities. Effective upon and subject to the condition of receipt of the Resale Notice, and on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Company, at a purchase price per share of $35.00, the Additional Securities.
          (iii) Optional Shares. In the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, at a purchase price per share of $35.00, that number of Optional Shares as to which such election shall have been exercised.
          The Company hereby grants to the Underwriters the right to purchase at their election up to 1,125,000 Optional Shares, at a purchase price per share of $35.00, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as defined in Section 2(c) below) or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     (b) Offering Terms. Upon the authorization by the Representative of the release of the Firm Shares, the Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus at the price per share set forth in Section 2(a)(i) above.
     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company, and, with respect to the Additional Securities, on the date determined by the Representative but shall not be prior to the First Time of Delivery, as hereinafter defined, however, subject to Section 2(d) below, shall be no later than four (4) hours, in the aggregate after the First Time of Delivery, and with respect to the Optional Shares, the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Initial Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Additional Securities is herein called an “Additional Time of Delivery”, and each such time and date for delivery of the Initial Securities, the Additional Securities and the Optional Shares is herein called a “Time of Delivery”.
          Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriters for the account of the Underwriters of certificates for the Securities to be purchased by the Underwriters.
     (d) Delivery of the Securities. Delivery of the Securities to be delivered at each Time of Delivery shall be made through the facilities of the Depository Trust Company unless the Representative shall otherwise instruct, at such Time of Delivery. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters. Notwithstanding the foregoing, at such Time of Delivery, the Company will deliver the Additional Securities to the Underwriters in one or more tranches, at the direction of and only upon oral notice from the Representative with respect to each tranche (each, a “Resale Notice”). Each Resale Notice shall specify the number of Additional Securities be delivered to the Underwriters. The Resale Notices shall be delivered upon the Underwriters reselling Securities such that that, immediately following such resale, the total number of shares of Common Stock then beneficially owned (within the meaning of applicable state insurance laws) by the Underwriters is less than 4.9% of the total number of then outstanding shares of Common Stock of the Company. Except as set forth in the following sentence, in no event shall the Company deliver shares in a single tranche in excess of the number of Additional Securities specified in the Resale Notice for such tranche. Notwithstanding the foregoing, (i) if any Additional Securities have not been issued to the Underwriters by 4:00 p.m. Eastern on the First Time of Delivery, then the Company shall be permitted to deliver all such remaining shares in a single tranche immediately thereafter and (ii) the provisions of this Section 2(d) shall in no way otherwise affect the Underwriters’ obligations to purchase the Securities pursuant to, and subject to the terms of, this Agreement.
     (e) Delivery of Documents. The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 5(k) hereof, will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, 4 Times Square, New York, NY, 10036 (the “Closing Location”) at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     SECTION 3. Covenants of the Company. The Company covenants with the Underwriters as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriters notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriters or counsel for the

Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Underwriters notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the earlier of the date on which the Underwriters purchase the Optional Shares or the expiration of the 30 calendar day period after the date of this Agreement and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.
     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Company has delivered to the Underwriters, without charge, as many copies of each preliminary prospectus as such Underwriters reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriters, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act and the 1934 Act Regulations as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”
     (h) Listing. The Company will use its best efforts to list the Securities on the New York Stock Exchange.
     (i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus (the “Lock-Up Period”) the Company will not, without the prior written consent of Goldman, Sachs & Co., offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, (D) any shares of Common Stock issued pursuant to any existing non-employee director stock plan of the Company or (E) any shares of Common Stock issued in connection with strategic relationships or acquisitions of businesses, technologies or products, provided however, that any such issuance in connection with strategic relationships or acquisitions of businesses, technologies or products does not exceed 5% of the shares of Common Stock outstanding immediately prior to such issuance. Nothing in this Section 3(i) shall prevent the Company from filing any registration statements on Form S-8 or S-4 relating to the issuance of securities pursuant to clauses (A), (B), (C), (D) or (E) set forth in this Section 3(i).
     (j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.
     (k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, that the Underwriters will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriters. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
SECTION 4. Payment of Expenses.
     (a) Expenses. The Company agrees with the Underwriters that the Company will pay or cause to be paid all expenses incident to the following: (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing to the Underwriters, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (viii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).
     (b) Termination of Agreement. If this Agreement is terminated by the Underwriters, the Company shall reimburse the Underwriters or all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
SECTION 5. Conditions of Underwriters Obligations. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, are subject to the accuracy at and as of such Time of Delivery of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at such Time of Delivery no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.
     (b) Opinion of Counsel for Company. At such Time of Delivery, the Representative shall have received the favorable opinions, dated such Time of Delivery and in form and substance reasonably satisfactory to counsel for the Underwrites, of Bass, Berry & Sims PLC, counsel for the Company.
     (c) Opinion of Counsel for Underwriter. At such Time of Delivery, the Representative shall have received the favorable opinion, dated such Time of Delivery, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter.
     (d) Officers’ Certificate. At such Time of Delivery, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Change, and the Underwriter shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated such Time of Delivery, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of such Time of Delivery, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Time of Delivery in all material respects, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.
     (e) Accountant’s Comfort Letters. At the time of the execution of this Agreement, the Representative shall have received from each of KPMG LLP and Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
     (f) Bring-down Comfort Letter. At such Time of Delivery, the Representative shall have received from each of KPMG LLP and Ernst & Young LLP a letter, dated as of such Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such Time of Delivery.
     (g) Approval of Listing. At such Time of Delivery, the Securities to be purchased by the Underwriters at such Time of Delivery shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.
     (h) Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

     (i) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (j) [RESERVED]
     (k) Additional Documents. At such Time of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.
     (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Underwriters by notice to the Company at any time at or prior to such Time of Delivery and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15 and 16 shall survive any such termination and remain in full force and effect.
SECTION 6. Indemnification.
     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel (other than local counsel) chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
          provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
     (b) Indemnification of Company, Directors and Officers. Each Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
          The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, bear to the aggregate public offering price of the Securities.
          The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
          Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were sold to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          For purposes of this Section 7, each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriters’ Affiliates and selling agents shall have the same rights to contribution as the Underwriters, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.
SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters or their respective Affiliates or selling agents, any person controlling the Underwriters, their respective officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Securities.
SECTION 9. Termination of Agreement.
     (a) Termination. The Underwriters, in their absolute discretion, may terminate this Agreement without liability to the Company, by notice to the Company, at any time at or prior to the First Time of Delivery (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Change affecting the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the

Commission or the New York Stock Exchange, or (iv) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by any Federal or state authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15 and 16 shall survive such termination and remain in full force and effect.
SECTION 10. [Intentionally omitted.]
SECTION 11. Default by the Company. If the Company shall fail at any Time of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15 and 16 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.
SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to:
Goldman, Sachs & Co.
200 West Street
New York, New York, 10282,
Attention: Registration Department
with a copy to
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Facsimile: (917) 777-4112
Attention: Richard B. Aftanas
Notices to the Company shall be directed to it at
9009 Carothers Parkway, Suite 501
Franklin, Tennessee 37067
Attention: J. Gentry Barden, General Counsel
and with a copy to

Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
Facsimile: (615) 742-2709
Attention: Howard H. Lamar III
          In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriters to properly identify its clients.
SECTION 13. No Advisory or Fiduciary Relationship.
               The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and such Underwriter does not have any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) each Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from an Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours, HEALTHSPRING, INC.
By:	/s/ Karey L. Witty
	Name:	Karey L. Witty
	Title:	Executive Vice President & Chief Financial Officer

(Signature Page to Underwriting Agreement)

CONFIRMED AND ACCEPTED,
as of the date first above written:
GOLDMAN, SACHS & CO.
As representative of the several Underwriters
named in Schedule A-1 hereto,

By	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

(Signature Page to Underwriting Agreement)

SCHEDULE A-1
Underwriters
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

SCHEDULE A-2
Allocations

Name	Firm Shares
Goldman. Sachs & Co.	6,951,315
Merrill Lynch, Pierce, Fenner & Smith Incorporated	548,685

Total	7,500,000

SCHEDULE B-1
Pricing Terms
          1. The Company is selling 7,500,000 shares of Common Stock.
          2. The “public offering price” per share for the Securities shall be the prices per share to be paid by individual purchasers.

SCHEDULE B-2
Free Writing Prospectuses
None.

SCHEDULE C
List of Directors and Officers Subject to Lock-up

Name	Current Position
Herbert A. Fritch	Chairman of the Board of Directors and Chief Executive Officer
Jeffrey M. Folick	Director
John T. Fox	Director
Bruce M. Fried	Director
Robert Z. Hensley	Director
Benjamin Leon, Jr.	Director
Sharad Mansukani	Director
Russell K. Mayerfeld	Director
Joseph P. Nolan	Director
Michael G. Mirt	President
Karey L. Witty	Executive Vice President and Chief Financial Officer
Scott C. Huebner	Executive Vice President
M. Shawn Morris	Executive Vice President
Thomas C. Rekart	Executive Vice President
Mark A. Tulloch	Chief Operating Officer
J. Gentry Barden	Senior Vice President, General Counsel, and Secretary
James R. Hailey	Senior Vice President and President — Pharmacy Operations
David L. Terry, Jr.	Senior Vice President and Chief Actuary
Dirk O. Wales, M.D.	Senior Vice President and Chief Medical Officer

Exhibit A
FORM OF LOCK-UP AGREEMENT
March ___, 2011
Goldman, Sachs & Co.
200 West Street
New York, New York 10282
     Re: HealthSpring, Inc. — Lock-Up Agreement
Ladies and Gentlemen:
     The undersigned understands that Goldman, Sachs & Co. (the “Underwriter”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with HealthSpring, Inc. a Delaware corporation (the “Company”) providing for the public offering (the “Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).
     In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, subject to the terms and conditions set forth herein, with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (the “SEC”) (collectively the “Lock-Up Securities”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s Lock-Up Securities even if such Lock-Up Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the undersigned’s Lock-Up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Securities.
     Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Lock-Up Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or to a corporation, partnership, limited partnership or limited liability company the stockholders, partners and members of which

Exh-A-1

are the undersigned or the immediate family of the undersigned, or to a not-for-profit entity or organization for estate planning purposes, provided that, in each case, the trustee of the trust or the transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to any retirement plan for the undersigned, provided that the plan or the trustee of the plan, as the case may be, agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (iv) with the prior written consent of the Underwriter. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value; provided, further, however, in the case of clause (i), (ii) or (iii) above, no filing by any party shall be required with the SEC or shall be voluntarily made in connection with such transfer.
     Notwithstanding anything herein to the contrary, the foregoing shall not be deemed to restrict the undersigned with respect to (1) the exercise (including any cashless exercise involving the transfer of securities between the undersigned and the Company) of options or warrants issued by the Company to the undersigned to acquire Lock-Up Securities; provided that any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock issuable upon exercise or settlement of such options and warrants shall be subject to the provisions of this letter, (2) the withholding of Lock-Up Securities by the Company in connection with the vesting of restricted stock held by the undersigned as of the date of the Underwriting Agreement, (3) transactions which occur in connection with, or after, the termination of the undersigned’s employment by, or service to, the Company or any of its subsidiaries and which disposition or sale of such Lock-Up Securities does not require a filing under Section 16 of the Exchange Act, (4) the entering into any written trading plan or agreement (“Rule 10b5-1 Plan”) with a broker designed to comply with Rule 10b5-1(c)(1) promulgated pursuant to the Exchange Act, provided that any such Rule 10b5-1 Plan shall specify that any sales of Lock-Up Securities sold for the undersigned’s benefit pursuant to the Rule 10b5-1 Plan shall not occur prior to the expiration of the Lock-Up Period and provided further that such action does not trigger any public filing requirement and the undersigned does not make any such public filing, [or] (5) the disposition or sale of any Lock-Up Securities pursuant to any existing contract, instruction or plan entered into pursuant to Rule 10b5-1 Plan in existence as of the date hereof[, or (6) commencing on the date that is 45 days after the date of the Underwriting Agreement, the sale by the undersigned, in one or more transactions, of up to a maximum of 40,000 shares of Common Stock of the Company, in the aggregate, during the Lock-Up Period]1.

[1]	Insert Clause 6 for Executive Officers only.

Exh-A-2

          The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
     This letter agreement shall automatically terminate and the undersigned shall be released from his or her or its obligations hereunder if any of the following occurs: (i) the Company notifies you in writing that it does not intend to proceed with the Offering of the Securities; or (ii) for any reason after the execution of the Underwriting Agreement, the Underwriting Agreement shall be terminated (other than the provisions thereof that survive termination) prior to the consummation of the purchase of the Securities in accordance with the terms of the Underwriting Agreement.
     The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,
Signature:

Print Name:

Exh-A-3